                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT (this "Agreement"), made as of January 30, 2001, by and between Anvil Knitwear, Inc., a Delaware corporation (the "Company"), and Anthony Corsano, a resident of New York (the "Executive"). This Agreement shall be deemed to be effective as of February 1, 2001 (the "Effective Date").

                                   WITNESSETH:

      WHEREAS, Executive is currently serving in the position of Executive Vice President of Sales and Marketing of the Company; and

      WHEREAS, the Company desires to retain Executive to serve it in the same capacity or a similar capacity without a reduction in status and responsibilities, and to perform services on its behalf in said position.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    EMPLOYMENT

      The Company agrees to employ Executive and Executive agrees to serve the Company on the terms and conditions set forth herein.

2.    TERM

      This Agreement shall be for an initial period of three (3) years, commencing with the Effective Date (the "Initial Term"); PROVIDED, the term of this Agreement shall be extended for one year unless prior to the second anniversary of the date hereof, the Company or Executive notifies the other that the Agreement will not be renewed and will terminate at the end of the Initial Term. The Term of this Agreement shall thereafter continue until terminated by the Company or Executive upon not less than one year's notice of non-renewal to the other party. As used herein, "Term" means the Initial Term and any extensions thereof as provided for in this Section 2.

3.    POSITION AND DUTIES

      (a) Executive shall serve as Executive Vice President of Sales and Marketing of the Company and shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company customarily associated with such position, as well as such duties and services prescribed herein and as may be prescribed from time to time by the Board of Directors of the Company (the "Board"). Executive shall perform such duties to the best of his ability and in a diligent and proper manner.

      (b) Except during vacations and periods of illness, Executive shall, during the Term, devote all his business time and attention to the performance of services for the Company. Executive shall cooperate reasonably in any sale of the Company, IPO or similar transaction.

      (c) In the event that the Company fails to extend Executive's term of employment pursuant to Section 2 above or the Company is sold in a Strategic Sale (as defined in subsection 5(D) hereof), Executive may spend a reasonable part of his time during the final year of the Term hereof seeking other employment.

4.    COMPENSATION AND RELATED MATTERS

      (a) During the period of Executive's employment hereunder, the Company shall pay to Executive a salary at a rate of not less than $350,000 per annum (the "Initial Salary") payable in accordance with normal payroll practices of the Company but not less frequently than monthly. The Executive's salary may be increased from time to time and, if so increased, shall not thereafter be decreased during the Term of this Agreement. As used herein, "Base Salary" means the Executive's initial salary hereunder as the same is increased from time to time. The salary payments hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Executive's Base Salary hereunder.

      (b) WELFARE AND RETIREMENT BENEFIT. From and after the date of this Agreement, Executive shall be entitled to participate in all of the Company's employee pension plans, welfare benefit plans, tax-deferred savings plans, or other welfare or retirement benefits or arrangements (including any insurance or trust arrangements maintained generally for the benefit of the Company's directors and officers) and in which the executive officers of the Company are entitled generally to participate (collectively, the "Company Benefit Plans") on the same basis as other executive employees. For purposes of determining Executive's "years of service" credit under any of the Company Benefit Plans, Executive shall be given full credit for years of service with McGregor Corporation and its subsidiaries.

      (c) BONUS/INCENTIVE COMPENSATION. Executive shall be entitled to such additional compensation as may be awarded by the Company in the sole discretion of the CEO and the Board in the form of bonus or other incentive compensation, and to participate in the bonus plan described in the letter from D. J. Manella, dated April 9,1990. Executive shall be entitled to participate in any stock option plan adopted by Anvil Holdings, Inc. ("Holdings") for management employees of Holdings and its subsidiaries.

      (d) VACATIONS. Executive shall be entitled to the number of paid vacation days in each calendar year determined in accordance with the Company's vacation policies.

      (e) EXPENSES. During the term of Executive's employment hereunder, Executive shall be entitled to receive prompt reimbursement from the Company of all reasonable business-related expenses incurred by Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of, and in the service of,


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

the company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company from time to time.

      (f) CERTAIN BENEFITS. The Company shall furnish Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof and with the use of a Company provided automobile.

5.    TERMINATION

      Executive's employment hereunder may be terminated under the following circumstances:

      (a) DEATH. Executive's employment hereunder shall terminate upon his death.

      (b) DISABILITY. If Executive is unable to timely and regularly perform his duties hereunder due to physical or mental illness, injury or incapacity, as determined by the Board in good faith, based on medical evidence acceptable to it (a "DISABILITY") and such Disability continues for a period of nine consecutive months, then, notwithstanding the provisions of Section 2, the Company may terminate Executive's employment hereunder. A return to work for less than thirty consecutive days during any period of Disability shall not be deemed to interrupt the running of (and shall be included in) the aforementioned nine-month period.

      (c) CAUSE. The Company may terminate Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) a material breach of this Agreement by Executive which breach is not cured within 30 days of receipt of written notice from the Board, (ii) Executive's willful and repeated failure to comply with the lawful directives of the Board or his superior officer(s) consistent with the terms of this Agreement, (iii) gross negligence or willful misconduct in the performance of Executive's duties under this Agreement resulting in material injury to Holdings, the Company or their subsidiaries, (iv) fraud committed by Executive with respect to Holdings, the Company or their subsidiaries, or (v) indictment for (A) a felony or (B) a crime involving moral turpitude conviction of which would materially injure relationships with customers, suppliers or employees or otherwise cause material injury to Holdings, the Company or their subsidiaries. Executive shall not be deemed to have been terminated for Cause unless the Company shall have given or delivered to Executive (I) reasonable notice setting forth, in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination for Cause, (2) a reasonable opportunity for Executive, together with his counsel, to be heard before the Board, and (3) after being given a reasonable opportunity to be heard, a Notice of Termination stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, "Cause" exists to terminate Executive under this Agreement. The Board shall consult with the CEO prior to taking action to terminate Executive for Cause and shall give the CEO at least 15 business days prior notice of the first Board meeting at which the existence of Cause for termination is scheduled to be considered.


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

      For purposes of determining whether Executive was given "reasonable notice" and reasonable opportunity to be heard" in connection with any determination by the Board as to whether Cause exists, 15 business days notice of the Board meeting shall be deemed to constitute reasonable notice" (without prejudice to the determination of whether some other period would also constitute "reasonable notice") and the opportunity for Executive and his counsel to present arguments to the Board at such meeting as to why Executive believes that no Cause exists shall constitute "reasonable opportunity to be heard" (without prejudice to the determination of whether some other forum or method would also constitute a "reasonable opportunity to be heard").

      In the event that Executive is terminated under clause (v) above but is not ultimately convicted of the crime for which he was indicted, Executive shall be eligible to be reinstated in the position he held on the date of his termination. If Executive is so reinstated, this contract shall become effective with a term equal to the term remaining on the date of termination.

      (d) TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may voluntarily terminate his employment hereunder at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a material breach of this Agreement which has not been cured within thirty (30) days after the Board's receipt of written notice of such non-compliance from the Executive; (ii) the assignment to Executive by the Company of duties inconsistent with Executive's position, duties or responsibilities as in effect immediately after the date of execution of this Agreement including, but not limited to, any material reduction in such position, duties or responsibilities, or a change in Executive's titles or offices, as then in effect, or any removal of Executive from, or any failure to reelect Executive to, any of such positions, except in connection with the termination of his employment pursuant to subsections 5(A), 5(B) or 5(C); (iii) upon the relocation by the Company of its executive offices to a location outside a thirty (30) mile radius around its current location or (iv) upon a sale of the Company to a corporation or other legal entity that is, or is part of a group of such entities, engaged in operating a material business in competition with, or similar or related to the business of the Company at the time of such sale (a "Strategic Sale"). Notwithstanding the foregoing, Executive shall be entitled to elect to terminate his employment for "Good Reason" only if Executive gives the Company a Notice of Termination notifying the Company of his election to terminate employment for "Good Reason," (A) in the case of termination pursuant to subsection 5(D)(I), 5(D)(II) or 5(D)(III), within 90 days after the occurrence of the event which Executive asserts as the basis for Executive's right to terminate his employment for "Good Reason," and (B) in the case of termination pursuant to subsection 5(D)(IV), within twelve months after the occurrence of the Strategic Sale (and at least 30 days prior to the termination date).

      (e) RETIREMENT. Executive may retire from his employment at any time after attaining the age of 65 years upon giving thirty days prior written notice to the Company.

      (f) TERMINATION BY COMPANY WITHOUT CAUSE. The Company may at any time terminate the Executive for any reason and, except for the amounts payable pursuant to subsection 6(a) hereof, Executive shall have no claim against the Company under this Agreement or otherwise by reason of such termination. Termination of Executive's employment pursuant to this subsection 5(F) shall be deemed to be exclusive of termination under any other subsection of this Section 5 and of termination of Executive's employment upon expiration of the Term of this Agreement.


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      (g) RESIGNATION FOLLOWING NON-EXTENSION. If the Company gives Executive timely notice of its election not to extend the Term of this Agreement pursuant to Section 2 (and Executive has not given the Company notice of his election not to extend the Term of this Agreement pursuant to Section 2), then at any time during the last nine months of the Term of this Agreement, Executive may resign his employment with the Company.

      (h) NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to subsection 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of Executive's employment under the provision so indicated.

6.    COMPENSATION UPON TERMINATION

      (a) (i) If Executive's employment is terminated by the Company pursuant to subsection 5(f), or if Executive shall terminate his employment pursuant to subsection 5(D)(I), 5(d)(ii), or 5(D)(III), then the Company shall pay to Executive, within thirty (30) days of the date of such termination (or, if there is a dispute regarding such termination, within thirty (30) days of the date such dispute is resolved) (such date, the "Severance Payment Date"), the following amounts (in lieu of any further salary and bonus or other incentive compensation payments to Executive for periods subsequent to the date of termination), the greater of(A) an amount equal to the aggregate salary payments (based on the Base Salary in effect on the termination date) that would have been paid to Executive from the date of termination to the end of the Term then in effect immediately prior to termination, or (B) two (2) years' salary, plus, in either case, the bonus that would have been payable to Executive for the bonus year in which Executive's employment terminates (which shall not be discounted to take into account present value) pro-rated for the months elapsed in such bonus year, and the Executive shall be entitled to continue to participate in all Company Benefit Plans on the same basis as the Company's executive employees through the end of the second anniversary of the date that Executive's employment with the Company is terminated. If the Company gives notice under Section 2 (the last day of such term is referred to as the "Non-renewal Date"), then on the Non-renewal Date, the Company shall begin making additional monthly severance payments to Executive (based on Executive's Base Salary on the Non-renewal Date, payable in arrears, pro-rated for the months in which such payments begin and end and otherwise calculated and paid in accordance with the Company's payroll practices for its executive employees) until the first anniversary of the Non-renewal Date (the "Supplemental Severance Period") and the Executive shall, without charge, be continued on the Company's medical reimbursement plans through the end of the Supplemental Severance Period.

            (ii) If Executive's employment terminates for any reason other than pursuant to subparagraph 5(f), 5(d)(i), 5(d)(ii) or 5(d)(iii), Executive shall receive compensation and benefits through the end of the calendar month in which termination occurs (or, if earlier, the end of the Term then in effect) and shall thereafter receive no other compensation or, except as required by law, any


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

benefits of any kind whatsoever; it being understood that no bonus shall be payable for the year in which such termination occurs.

            (iii) Any sums due pursuant to the provisions of this subsection 6(a) shall be reduced by any sums payable to Executive pursuant to any severance or termination pay program maintained by the Company.

      (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise.

7.    ARBITRATION; LEGAL FEE; REIMBURSEMENT OF CERTAIN EXPENSES

      (a) To the extent that the parties are unable to resolve any disputes arising under this Agreement, then either party may submit the dispute to binding arbitration in New York City in accordance with the rules of the American Arbitration Association then in effect (and the Company will pay all filing fees for commencing such arbitration). The arbitrator's decision shall be made in accordance with such rules, shall be delivered in writing to the parties and shall be conclusive and binding upon the parties. Nothing in this Section 7(a) shall obligate the Company or entitle Executive to submit any claim arising under Section 10 or 11 of this Agreement to arbitration or otherwise limit the Company's rights under subsection 11(d).

      (b) The Company shall promptly reimburse Executive for the first $100,000 of reasonable legal fees and reasonable expenses incurred by Executive in connection with obtaining or enforcing in good faith any right or benefit provided to Executive by the Company pursuant to or in accordance with this Agreement and for 50% of all such amounts incurred by Executive in excess of $100,000. In addition, the Company hereby agrees that the amount of any such legal fees and expenses reimbursed to Executive in connection with obtaining or enforcing any right or benefit provided to Executive by the Company pursuant to or in accordance with this Agreement will not be taken into account by the Company in determining the aggregate compensation paid or payable to Executive under this Agreement.

8.    INDEMNIFICATION

      The Company shall indemnify Executive (and his legal representatives or other successors), unless expressly prohibited by applicable law, against all losses, claims, damages, liabilities, costs, charges and expenses whatsoever (including but not limited to all legal fees payable to attorneys reasonably acceptable to the Company and designated by Executive and any other expenses and other disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or in preparing to defend any claim or threatened claim) incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company including payment of expenses in advance of the final disposition of the proceeding. The Company further agrees, upon demand by Executive, promptly to reimburse Executive for, or pay, any loss, claim, damage, liability or expense, unless expressly


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prohibited by applicable law, to which the Company has agreed to indemnify
Executive pursuant to Sections 7 and 8 hereof. If any action, suit or proceeding is brought or threatened against Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, Executive shall notify the Company promptly in writing as soon as practicable of the threat or the institution of such action, suit or proceeding. Within 30 days of such notice, the Company shall inform Executive in writing whether it elects to control and direct the proceedings relating to such action or claim. If it so elects, the Company shall have the right to direct, control and supervise Executive's defense of such action, suit or proceeding with counsel of the Company's choosing. Executive may designate separate counsel, at his own expense, and shall be entitled to participate in all aspects of the defense of such action, suit or proceeding. If the Company fails to elect to control the proceeding, Executive shall direct and control the proceeding at Company's expense and the Company shall have the right to participate in all aspects of such defense. Neither Executive nor the Company shall settle or compromise any such action, suit or proceeding without the written consent of the other party hereto, which consent may not be unreasonably withheld; notwithstanding the foregoing, the consent of Executive shall not be required if such settlement or compromise solely involves the payment of money or property by the Company or otherwise has no adverse effect on Executive.

9.    TAXES

      The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

10.   CONFIDENTIALITY

      Executive acknowledges that the information, observations and data obtained by him while employed by the Company (including those obtained while employed by McGregor prior to the date of this Agreement and the acquisition of Anvil Knitwear division by the Company) concerning the business or affairs of the Company, Holdings, and their subsidiaries ("Confidential Information") are the property of the Company, Holdings or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board. unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of the Company, Holdings or any of their subsidiaries which he may then possess or have under his control.

11.   NON-COMPETE; NON-SOLICITATION

      (a) Executive agrees that during the Noncompete Period (as defined below), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business that competes anywhere in the United States, Canada or anywhere else in the world with the businesses of Holdings, the Company or their subsidiaries as businesses


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exist or are in process on the date of the termination of Executive's employment. Nothing herein shall prohibit Executive from owning not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. For purposes of this Agreement, the term "Noncompete Period" means the period beginning on the date of this Agreement and ending on the third anniversary of the date of this Agreement; PROVIDED, that if and when the Term of this Agreement is extended beyond the Initial Term pursuant to Section 2 hereof, or if payments are being made pursuant to the last sentence in Section 6(a)(i) the Noncompete Period shall be extended to the end of the Term as so extended or through the date such payments are actually made, as the case may be; and, PROVIDED, FURTHER, that if Executive's employment is terminated by the Company pursuant to subsection 5(F) or by Executive pursuant to subsection 5(D) or subsection 5(g), the Noncompete Period shall terminate upon termination of Executive's employment with the Company.

      (b) During and following his employment with the Company (including such period as Executive is receiving payments under Section 6(a)(i) and for the "Applicable Period" thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Holdings, the Company or their subsidiaries to leave the employ of Holdings, the Company or such subsidiary, or in any way interfere with the relationship between Holdings, the Company or their subsidiaries and any employee thereof, (ii) hire any person who was an employee of Holdings, the Company or their subsidiaries at any time during Executive's employment with the Company, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of Holdings, the Company or their subsidiaries to cease doing business with Holdings, the Company or their subsidiaries. or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Holdings, the Company or their subsidiaries. The Applicable Period for purposes of clauses (i), (ii) and (iii) shall be two years.

      (c) If, at the time of enforcement of this Section 11, a court or arbitrator shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration. scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      (d) In the event of the breach or a threatened breach by Executive, of any of the provisions of Section 10 or this Section 11, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).


12.   SUCCESSORS; BINDING AGREEMENT

      (a) This Agreement shall be binding upon and inure to the benefit-of the Company and any successor of the Company, including, any corporation acquiring directly or indirectly all or substantially all of the stock, business or assets of Holdings or the Company, whether by merger,


                                      -8-
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restructuring, reorganization, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement). Each of Holdings and its and the Company's subsidiaries are hereby acknowledged to be third-party beneficiaries with respect to the provisions of Sections 10 and 11 hereof and shall be entitled to enforce such provisions as if they were parties hereto.

      (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would be still payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to Executive's estate.

      (c) This Agreement embodies the complete agreement and understanding between the parties hereto and, on the Effective Date, supersedes and preempts any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including, but not limited to, that certain Employment Agreement, dated as of January 31, 1995, by and between the parties hereto.


13.   NOTICE

      For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) when mailed by United States certified mail, return receipt requested. postage prepaid. addressed as follows:

             IF TO EXECUTIVE:

             Anthony Corsano
             29 Old Town Crossing
             Mt. Kisco, New York 10549

             IF TO THE COMPANY OR TO THE BOARD:

             Anvil Knitwear, Inc.
             228 E. 45th Street
             New York, New York 10017
             Attention:  Chief Executive Officer

             with a copy (which shall not constitute notice to the Company or the Board) to:

             Bruckmann, Rosser, Sherrill & Co., Inc.
             126 East 56th Street, 29th floor


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

             New York, New York 10022
             Attention:  Bruce C. Bruckmann
             Telecopy No.: (212) 521-3799

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.   SURVIVORSHIP

      The respective rights and obligations of the parties hereunder, including the rights and obligations set forth in Sections 6,7, 8,9, 10 and 11 of this Agreement, shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

15.   REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Agreement and that the Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement will not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Agreement, and (d) the Agreement is valid, binding and enforceable against the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the right of creditors generally and any regulations or interpretations thereof Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement will not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

16.   MISCELLANEOUS

      The parties hereto agree that this Agreement contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the employment by the Company of Executive, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretations, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.


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

17.   VALIDITY

      The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

18.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                  [END OF PAGE]
                            [SIGNATURE PAGE FOLLOWS]























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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.


                                     ANVIL KNITWEAR, INC.


                                     By: /s/ Bernard Geller
                                        --------------------
                                        Name: Bernard Geller
                                        Title: President



                                      /s/ Anthony Corsano
                                     -----------------------
                                     Anthony Corsano



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